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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated April 21, 1998, except for the information presented in Note 14 for which the date is May 4, 1998, on our audits of the consolidated financial statements of RoweCom Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data".

                                          PricewaterhouseCoopers LLP

Boston, Massachusetts
December 11, 1998